UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report

(Date of earliest event reported):

September 21, 2017

AMERICAN EAGLE OUTFITTERS, INC.

(Exact name of registrant as specified in charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-33338 (Commission File Number)	13-2721761 (IRS Employer Identification No.)

77 Hot Metal Street Pittsburgh, Pennsylvania (Address of Principal Executive Offices)	15203-2329 (Zip Code)

(412) 432-3300

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 21, 2017, American Eagle Outfitters, Inc. (the “Company”) announced that Peter Z. Horvath, the Chief Global Commercial and Administrative Officer, and Scott M. Hurd, Senior Vice President and Chief Accounting Officer, will be departing the Company effective September 29, 2017 and October 20, 2017, respectively.

During his tenure with the Company, Mr. Horvath brought in top talent and instituted important organizational changes, and his role will be absorbed by existing senior-level personnel within the Company. Pursuant to the terms of Mr. Horvath’s offer letter dated May 3, 2016, the Company will provide Mr. Horvath with the following severance payments and benefits: (i) 12 months base salary, or $850,000, paid in a lump sum and (ii) reimbursement of COBRA premiums for a period of up to 12 months following his departure, in exchange for a customary release of claims against the Company. Mr. Horvath has also agreed to confidentiality and protection of intellectual property covenants and, for one year following his departure from the Company, not to solicit the Company’s employees or provide services to a competitor of the Company.

Prior to his current position, Mr. Hurd worked as the Company’s interim Chief Financial Officer and made numerous contributions to the Company’s finance organization, including building a strong team. The Company will appoint James H. Keefer, Jr. as Vice President – Controller and Chief Accounting Officer (Principal Accounting Officer) effective October 20, 2017 to succeed Mr. Hurd. Mr. Keefer will report to Robert L. Madore, the Company’s Chief Financial Officer. Mr. Keefer, age 38, has served as the Company’s Assistant Controller since March 2015. From April 2012 to March 2015, he served as Senior Director of Accounting. Prior to that time, Mr. Keefer held a variety of finance positions with the Company. Before joining the Company in 2004, he was employed by PricewaterhouseCoopers. Mr. Keefer is a certified public accountant.

In conjunction with his appointment, Mr. Keefer will receive a restricted stock unit award (“RSU”) on October 20, 2017 of 2,800 RSUs under the Company’s 2017 Stock Award and Incentive Plan. The grant will vest in equal annual installments over three years from the grant date.

Pursuant to the terms of Mr. Hurd’s RSU confidentiality, non-solicitation, non-competition and intellectual property agreement dated November 6, 2012, Mr. Hurd is eligible to receive the following: (i) the vesting, on a pro-rated basis, of any currently outstanding performance share unit awards based on the actual days he worked for the Company during the applicable performance period, with payment contingent upon achievement of the applicable performance goals and capped at a target award pay-out level and (ii) continued payment of his base salary for up to 12 months following his departure, which salary continuation will cease if Mr. Hurd assumes employment with a non-competitor of the Company. Mr. Hurd has agreed to confidentiality and protection of intellectual property covenants and, for one year following his separation from the Company, not to provide services to a competitor of the Company. Mr. Hurd has also agreed not to solicit the Company’s employees for eighteen months following his departure from the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN EAGLE OUTFITTERS, INC.

September 26, 2017	By:	/s/ Stacy Siegal
Stacy Siegal
Senior Vice President and General Counsel

3